Exhibit 10.16

Plant Lease Contract

Lessor: Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.

Lessee: SES (Shanghai) New Energy Technology Co., Ltd.

September 2021

[hw:] Q21-235

Plant Lease Contract

This Plant Lease Contract was jointly signed in Jiading District, Shanghai, China on August 28, 2021 by:

Lessor (“Party A”): Meikolong (Shanghai) Shop Equipment Industry Co., Ltd.

Lessee (“Party B”): SES (Shanghai) New Energy Technology Co., Ltd.

Whereas Party A and Party B (former name: SES (Shanghai) Co., Ltd.) entered into a Plant Lease Contract (hereinafter referred to as the “Original Contract”) with Shanghai Jiading Industrial Zone Management Committee in August 2018, stipulating that Party B shall lease the first floor of the south half, which covers an area of 6,000 m2, of Party A’s Plant No.1, which has a building area of 12,155.99 m2, located in the north of No. 1688, Yecheng Road, Jiading District, Shanghai from September 1, 2018. Now Party B is willing to lease the other north half of the plant, which covers an area of 6,078 m2 (hereinafter referred to as the “Target Plant”), and the sites located in the north and east of the Plant No.1 with an area of about 2,000 m2. Now the parties have agreed on the renewal of the Original Contract upon expiration and on the lease of the Target Plant and the sites, and signed this Contract.

1. Plant lease

1.1 Location of Target Plant

The Target Plant is located in the north of No. 1688, Yecheng Road, Jiading District, Shanghai.

1.2 Special explanations on renewal of leased plant area of Original Contract

The lease of the plant area under the Original Contract, or the area of 6,000 m2 which is the first floor of the south half of the 12,155.99 m2 Plant No.1, will expire on August 31, 2023. Now Party A and Party B decide to renew the lease upon expiration by three (3) years, i.e. from September 1, 2023 to August 31, 2026. For the purpose of the renewal, the description of Target Plant, structure and facilities of the plant, rent, property management fee, and deposit shall be governed by the Original Contract, and the other matters shall be governed by this Contract.

1.3 Description of the additional leased Target Plant and sites

1.3.1 The real estate leased by Party B is the north half of the Plant No.1 with a building area of 12,155.99 m2 owned by Party A (the area is recorded in the Certificate of House Ownership (Hu Fang Di Jia Zi (2008) No. 027417), as detailed in Appendix 1 attached hereto) located at No. 1688, Yecheng Road, Jiading District, Shanghai, and the sites with an area of about 2,000 m2 located in the north and east of the plant.

With an area of 6,078 m2, the north half of the Plant No.1 extends to the middle column of the plant in the south and includes the power distribution room in the east of the plant. The gate and the guard room on Fuhai Road in the north of the plant shall be exclusively used and managed by Party B. Party B shall return the right to use the gate at 1581 Zhaoxian Road in the east of Party A’s plant before November 30, 2021 and remove the brand logo. The main road of the plant is a public channel. Party B shall ensure that the main road is safe and smooth, and shall not occupy or pile up items on the road and affect the use of others.. The floor plan of the leased plant and site areas is detailed in Appendix 2. Party B confirms that it has measured the area of the leased areas before signing the Contract and has no objection.

1.3.2 Party A, as the sole owner of or the person with the right to lease the Target Plant, shall establish the lease relationship with Party B, and deliver sealed copies of written materials such as the certificate of title and power of attorney to Party B when signing this Contract, which shall be kept by Party B after verification with the originals of Party A.

1.3.3 Party A shall ensure that it has the full right to use the Target Plant and there is no seizure or mortgage, that Party B has exclusive right of use during the lease term, and that no third party will exercise or claim to exercise the right of possession, right of lease, right of use and all other rights affecting Party B’s lease and use of the Target Plant.

1.4 Lease purpose

1.4.1 Party B undertakes to use the Target Plant as the production and office premise of Party B. Party B or the project company invested by Party B shall obtain the business license and pass the environmental impact assessment for the Target Plant in accordance with the law, and ensure that the production and business activities are legal and in compliance with the environmental protection, fire protection and safety standards of Shanghai. When Party B applies for the relevant certificates, licenses or handle the account opening procedures, Party A shall actively provide assistance, including but not limited to providing relevant certification materials for Party B.

1.4.2 Without the prior written consent of Party A, Party B shall not change the lease purpose, or use the Target Plant for other activities beyond the business scope registered in its business license. If certain business is not within the business scope of Party B when it is conducted, but Party B promptly changes its business scope and is not punished by the authorities, Party B shall not be deemed to have breached this provision.

1.4.3 Without the prior written consent of Party A, Party B shall not sublet or sublease part or all of the Target Plant, and shall not assign the rights and obligations under this Contract to any third party or exchange the Target Plant with the plant leased by others.

1.4.4 If Party B’s violation of Article 1.4 hereof results in punishment by relevant authorities or damage to the legitimate rights and interests of others, Party B shall bear the corresponding liabilities. If Party A suffers any loss as a result, Party A shall have the right to claim compensation from Party B and get indemnified with the deposit.

2. Structure, facilities and decoration of the plant

2.1 Structure of Target Plant

The structure and basic condition of the Target Plant are shown in Appendix 2, Floor Plan and Condition Sheet of the Plant.

2.2 Facilities of Target Plant

2.2.1 The Target Plant is equipped with corresponding auxiliary facilities, including:

(1) tap water joint

(2) drainpipe joint

(3) 500KV high voltage connection

(4) Fire pipes and fire hydrants around the plant

(5) Public toilet

2.2.2 Party B shall be responsible for the connection between the Target Plant and the above public facilities and supporting infrastructure facilities and the access of the relevant services at the expenses of Party B, while the operation related to the power expansion shall be carried out according to Article 2.3.6.

2.2.3 Party B shall pay the water and electricity charges for the use of the plant, public facilities and supporting infrastructure facilities. (The water and electricity charges shall be collected by Party A from Party B and paid on its behalf according to the reading of the meter installed in Party B’s use area.)

2.2.4 Party A shall inspect the roof of the Target Plant before delivery. Party A shall conduct a rainstorm test for leakage together with Party B at the time of delivery.

2.3 Decoration

2.3.1 Party B shall be responsible for the internal decoration of the plant. If necessary for the production, Party B can change and divide the plant without affecting the safety of the structure. Party B shall first submit a written internal modification plan to Party A. The interior decoration and modification plan shall meet the requirements of safety, fire protection, environmental protection, sanitation and epidemic prevention and shall be implemented only with the written consent of Party A.

2.3.2 Party B shall comply with the laws and regulations of the State and Shanghai concerning construction, fire prevention, environmental protection, health and epidemic prevention when carrying out the alteration, separation and decoration works. The production and domestic sewage of Party B shall be discharged into the sewage pipe and is strictly prohibited to be discharged into the rainwater pipe. Under any circumstance, if Party B’s decoration and modification do not meet the requirements of fire protection and environmental protection or the relevant authorities impose rectification requirements, Party B shall make rectification according to the requirements until the acceptance conditions of fire protection and environmental protection are met. Otherwise, Party A has the right to terminate the contract with Party B without any liability. If the relevant authorities impose penalties on Party A because Party B’s decoration, alteration or transformation results in hidden safety hazards of the plant or violation of laws and regulations, Party A shall have the right to request Party B to compensate for the actual losses suffered by Party A.

2.3.3 The expenses for alteration, separation, decoration and rectification shall be solely borne by Party B, who shall also bear all the expenses and legal liabilities arising from the application for approval by the competent government department. During the lease term, Party B shall bear all the responsibilities and expenses arising from any rectification required by the government for the decoration of the premises. If Party B changes the decoration of the plant during the lease term, Party B shall restore it to original condition when the plant is returned (except for the parts that Party A has agreed to retain in writing or the parts that have been approved by Party A during decoration and cannot be restored) . If Party B needs to open doors and windows on the plant facade, it can only be implemented with written consent of Party A.

2.3.4 Before the decoration, Party B and the decoration service provider hired by Party B shall sign the decoration management agreement with Party A to prevent the damage to Party A’s facilities and environment caused by Party B and the decoration service provider hired by Party B incidentally during the decoration process. If Party B or the decoration service provider hired by Party B damages Party A’s facilities and environment during the decoration, Party A has the right to deduct such losses from the contract deposit. If the deposit is insufficient to cover Party A’s losses, Party B responsible for decoration and the decoration service provider it hires shall be liable for compensation.

2.3.5 During the lease term, Party B shall have the right to place its company nameplate and logo on the plant and at the entrance of the plant, provided that the placement scheme shall be subject to written consent of Party A before construction. Party B shall install and maintain such logos or advertisements at its own expense and shall purchase insurance. In case of any safety accident related to the logos or advertisements installed or placed by Party B, Party B shall bear all the civil liabilities. If Party A suffers any loss due to the installation and placement of the logos or advertisements, Party A shall have the right to demand Party B to compensate Party A for the actual loss.

2.3.6 If Party B needs to increase the power supply capacity, Party A shall assist Party B to go through the application procedures, and the expenses shall be borne by Party B.

3. Delivery and acceptance

At the request of Party B, Party A shall deliver the plant and the related facilities hereunder to Party B for use on September 1, 2021 (the “Delivery Date”). On the Delivery Date, the parties shall jointly handle the handover procedures, and the lease term of the plant shall be counted from the Delivery Date. The procedural acceptance of the Target Plant by Party B shall not release Party A from any liability for the inherent defects of the plant and the related facilities.

4. Lease term and renewal

4.1 Lease term

The lease term shall be 5 years, starting from September 1, 2021 and ending on August 31, 2026. Party A shall offer Party B a three-month rent-free period, starting from September 1, 2021 and ending on November 30, 2021.

4.2 Renewal

To renew this Contract and the lease term, Party B shall give a written notice to Party A at least 90 days prior to the expiration of the lease term. If Party A agrees to renew the lease and reaches agreement with Party B on the rent in the renewed lease term and other related matters, the parties shall sign the renewal contract. If the parties cannot reach agreement on renewal, this Contract shall be terminated upon the expiry of the lease term.

5. Rent, property management fee, deposit and payment method

5.1 Rent

The rent of the 6,078 m2 plant area for the first year shall be calculated as follows: The daily rent per square meter is RMB 1.748 excluding tax, and the annual rent, excluding tax, is 6,078 m2 x RMB 1.748/day x 365 days = RMB 3,877,885. From the second year, the annual rent increases by 3% over the rent of the previous year.

The rent of the 2,000 m2 site in the north and east of the plant for the first year shall be calculated as follows: The daily rent per square meter is RMB 0.5 excluding tax, and the annual rent, excluding tax, is 2,000 m2 x RMB 0.5/day x 365 days = RMB 365,000. From the second year, the annual rent increases by 3% over the rent of the previous year.

5.2 Property management fee

The property management fee for the Target Plant and sites during the lease term shall be borne by Party B. The property management fee is RMB 0.16/square meter/day (tax exclusive). The total daily property management fee shall be 8.078m2 X RMB 0.16 = RMB1,292.48.

The property management services shall include public greening management in the industrial park, public road cleaning, leakage repair of the plant, septic tank desilting, etc. The property management fee shall remain unchanged during the five-year lease term.

5.3 Deposit

5.3.1 Party B shall pay a deposit of RMB Two Million One Hundred Twenty-one Thousand Four Hundred and Forty-two only (¥2,121,442) to Party A within 20 days after the signing of this Contract and before the delivery of the Target Plant by Party A to Party B (The deposit can be paid by the parent company of Party B to the affiliated company of Party A in Hong Kong in US dollars. When the deposit can be paid from Party B’s domestic RMB account, the affiliated company of Party A in Hong Kong will return the deposit in US dollars to the original account. The bank and account number of the deposit are shown in Appendix 3). If Party B fails to pay the deposit in full as agreed, Party A has the right to terminate the contract or delay the delivery of the plant to Party B without any liability. If any breach of contract by Party B causes losses to Party A, Party A has the right to deduct the amount payable by Party B from the lease deposit or get compensated for the losses incurred thereby. If the deposit is insufficient to cover the actual losses of Party A, Party B shall pay the shortfall within 10 working days upon receipt of Party A’s written notice. For each overdue day, Party B shall pay liquidated damages to Party A at the rate of 0.5% of the deposit to be made up per day.

5.3.2 Party A shall issue a receipt to Party B after receiving the deposit. Upon the termination of the lease, if Party B does not have any outstanding rent, property management fee, water and electricity fee, and does not have any violation such as causing damage to the premises and failing to make compensation, the deposit shall be returned to Party B in full without interest within 10 working days after Party B returns the Target Plant and Party A accepts the plant after inspection and completes the relevant handover procedures. Party A shall assign special personnel to actively cooperate in the acceptance and handover, and shall complete the acceptance and handover no later than 15 working days after Party B returns the Target Plant.

5.4 Payment method

5.4.1 The rent shall be paid on the principle of paying before leasing. The rent shall be paid semi-annually, that is, six months is a rent payment period. Party B shall pay the rent for the first six-month period on the date of delivery, and the subsequent rent shall be paid to Party A five days before the beginning of each rent payment period.

5.4.2 The property management fee shall be paid on the principle of paying before using. Party B shall pay the property management fee semi-annually, that is, six months is a payment period. The property management fee for the first six-month period shall be paid on the date of delivery, and the subsequent property management fee shall be paid to Party A five days before the beginning of each payment period.

5.4.3 If Party B fails to pay the rent and other amounts in accordance with the sections 5.1, 5.2 and 5.3, Party B shall pay Party A, in addition to paying the actual usage fee calculated based on the rent (plant rent + plant property management fee), a penalty of 0.5% of the payment due for each day delayed, and Party A shall have the right to deduct the penalty from the deposit. The rent and deposit that Party B pays to Party A under the Contract shall be settled in RMB by bank transfer. Party A’s bank account number is shown in Annex 3.

5.4.4 Water and electricity charges (water charges include sewage charges) shall be paid on the principle of using before paying and be settled monthly according to government pricing. Party B shall transfer water and electricity charges to Party A’s designated bank account monthly within five (5) working days after receipt of the payment notice issued by Party A. If Party B fails to pay the water and electricity charges in accordance with the Contract, it shall pay a penalty of 0.5% of the water and electricity charges payable per day in addition to the water and electricity charges. Party A shall have the right to deduct the penalty from the deposit.

5.4.5 Both parties agree that the lessee’s rent, property management fee and deposit are exclusive of tax and that water and electricity charges are inclusive of tax (the sewage charges are exclusive of tax). In case any adjustment in national laws, regulations and rules and related tax regulation documents or any change in Party A’s tax calculation method results in a change in the VAT rate and thus an increase in the tax payable, the rent, property management fee, water and electricity charges and other expenses that Party B shall pay Party A shall remain unchanged except that the increase in the VAT and other taxes payable due to the change in the national tax rate shall be borne by the lessee.

5.4.6 Within 5 days after receiving the payments of rent, property management fee, water and electricity charges and other amounts, Party A shall issue the official rent/property management fee/water and electricity charges invoice recognized by the tax authorities to Party B, and the tax shall be borne by Party B.

6. Maintenance and internal hygiene of Target Plant

6.1 Maintenance

6.1.1 During the lease, Party A shall carry out daily maintenance of the plant as per the status at delivery and bear relevant expenses. Party B shall be responsible for the maintenance of the internal facilities and ancillary facilities of the plant and the changes and decoration it carries out in accordance with section 2.3, and shall keep the plant in good condition. If the rainwater pipes and sewers of the plant are blocked due to Party B’s reasons, Party B shall be responsible for dredging.

6.1.2 If the entire or part of the plant is damaged not due to Party B’s fault and the plant fails meet the leasing purpose as stipulated in the Contract, Party A shall repair and restore the Target Plant to the condition that can be used by Party B within 15 working days after receiving Party B’s notice. If Party A is unable to repair within the above-mentioned period, Party B shall have the right to repair by itself or designate others to repair provided that the repair plan shall be approved in writing by Party A in advance, and the expenses incurred thereby shall be borne by Party A. party A shall make a clear reply of denial or consent on the repair plan submitted by Party B within three (3) working days, and Party A shall not refuse Party B’s repair plan without just cause. Or Party B may repair by itself or designate others to repair, and the expenses incurred thereby shall be paid by Party A in accordance with third-party contracts, related payment bills, bank payment bills, etc., or be deducted by Party B from the payables to Party A.

6.1.3 The renovation and decoration of the plant by Party B shall not be subject to the section 6.1.2.

6.1.4 If for reasons not attributable to Party A (including but not limited to weather, Party B’s fault, duration, etc.), Party A is unable to complete the repair work within 15 working days, section 6.1.2 shall not apply. In case of special emergency maintenance items, Party A shall repair within 24 hours; otherwise, Party B has the right to repair by itself or designate others to repair, and the expenses incurred thereby shall be borne by Party A in accordance with third-party contracts or bills or may be deducted by Party B from the payables to Party A (except water and electricity repairs in the plant and damages caused by Party B).

6.2 Fire safety and hygiene of leased areas

6.2.1 During the lease, Party B shall strictly abide by the Fire Protection Regulations of the People’s Republic of China, Shanghai Fire Protection Regulations and other laws, regulations and rules, actively cooperate with Party A in fire protection, and shall not use firefighting facilities for other purposes. Otherwise, all resulting economic and legal liabilities shall be borne by Party B.

6.2.2 Party B shall be fully responsible for the fire safety in the leased property in accordance with relevant regulations of the fire department. If necessary, Party A has the right to inspect and supervise Party B’s fire protection, and Party B shall cooperate in a timely manner.

6.2.3 Party B shall pay attention to safety when using the leased property. Party B shall not place flammable, explosive, toxic and other dangerous substances in the plant. If Party B fails to comply with the regulations and operates in violation of regulations, causing an accident, the resulting damages and legal liabilities shall be solely borne by Party B.

6.2.4 Party B shall be responsible for the environmental sanitation, cleanliness, garbage collection and transportation inside and outside the leased areas of the plant. Party A has the right to urge and assist Party B to make every effort in fire protection, safety and hygiene, etc.

6.3 Insurance: During the lease, Party A shall purchase property and other necessary insurances for the leased house. Party B shall purchase property and other necessary insurances for the decorations, facilities and equipment added by Party B in the leased house. If Party A or Party B or both of them fail to purchase the above-mentioned insurances, all compensations and liabilities arising therefrom shall be borne by them respectively.

7. Confidentiality

Each party shall be obliged to keep confidential and proprietary business and technical information it obtains from the other party. During the term and after the expiration of the Contract, except for the purpose of correctly and legally exercising the rights under the Contract, neither party shall disclose any business or technical information about the other party to any third party, or use business or technical information of the other party for any other purpose.

8. Force majeure

If a party is unable to perform any of its obligations under the Contract due to any event beyond its control, such as wars, serious fires, floods, typhoons, earthquakes or other force majeure events, the performance period of the party that is unable to perform such obligations hereunder will be extended for the time equal to the duration of the event. The party unable to perform its obligations shall notify the other party via phone, email, or fax as soon as possible after the occurrence of the force majeure event, and shall provide the other party via registered mail with the certificate confirming the occurrence of the event issued by competent authorities. If the force majeure event continues for more than 60 days, the other party will have the right to terminate the Contract at any time subject to a written notice given 15 working days in advance. In the event of force majeure, the parties shall work together and actively cooperate to minimize losses.

9. Termination and cancellation of the contract

9.1 Termination of contract

9.1.1 When the lease term expires and Party B does not renew the lease, the Contract shall be automatically terminated.

9.1.2 In the event that the lease term expires and Party B does not renew the lease, Party B shall return the plant in its entirety (except for normal wear and tear) to Party A on the termination date of the Contract, and ensure that the plant is in good condition and leasable, under Party B’s inspection and acceptance. At the same time, Party B shall also complete the industrial and commercial cancellation or relocation procedures for the business license with the plant as the registered address. Before handing over the plant, Party B shall provide Party A with a list of the decoration in the plant to be demolished, and the furniture and equipment left by Party B in the plant. After mutual negotiation between Party A and Party B, it is determined whether to remove or retain the above facilities. If Party B fails to return the plant within the above agreed time limit or fails to complete the industrial and commercial cancellation or relocation procedures for the business license, Party B shall pay Party A double the rent and property management fee at that time for the delayed delivery of the occupied plant for each overdue day. At the same time, Party B shall also bear all other expenses incurred during the period of occupying the plant, and shall also be liable for compensation if other losses are caused to Party A. Party A has the right to deduct the liquidated damages from the deposit paid by Party B.

9.1.3 Party B fails to return the plant to Party A on the date of expiry of the lease term or the date of early termination of the Contract, or fails to dismantle the decoration and facilities in the plant according to the list listed in 9.1.2. Party A has the right to regard Party B as giving up the ownership of all movable or immovable properties in the plant including decoration, furniture, goods and so on seven days after the expiration of the lease term or the date of early termination of the Contract, and Party A has the right to open the door lock of the plant and replace the door lock, move the items in the plant, including but not limited to furniture, fixtures, equipment and other additions, out of the plant, and vacate the plant for recovery.

Party A shall not be responsible for any damages or losses to Party B caused thereby. For those objects left by Party B in the plant, Party A has the right to charge Party B storage fees for such objects, and has the right to sell, transfer, discard or dispose of such objects in any other way in accordance with methods Party A deems appropriate. The disposition proceeds, if any, shall be used to repay any sums owed by Party B to Party A, and to compensate Party A for the losses incurred and to be incurred due to the reasons stipulated in this paragraph. However, under any circumstances, Party A will have no obligation to pay or repay any amount to Party B for such objects.

9.2 Cancellation of the Contract

9.2.1 During the lease term, if either party decides to cancel the contract in advance before the lease term expires, it shall notify the other party in writing at least 12 months in advance or pay a notice fee equivalent to 12 months’ rent. If Party A chooses to pay the notice fee in accordance with the Article 9.2.1 instead of giving written notice 12 months in advance, it shall refund the deposit and the rent received but not actually used by Party B. If Party B chooses to pay the notice fee in accordance with the Article 9.2.1 instead of written notice 12 months in advance, it can choose to use the deposit and the rent received by Party A but not actually used by Party B to offset the notice fee. The cancellation of this agreement does not mean that Party B is exempted from the obligation to restore the leased plant to its original state.

9.2.2 If Party B proposes to terminate the Contract in advance due to its own reasons, Party A shall not be liable for compensation or indemnity of any decoration value to Party B, and Party B shall pay Party A rent for the three-month rent-free period in addition to fulfilling the obligations agreed in 9.2.1. If Party B fails to perform its obligations as stipulated in 9.2.1 and 9.2.2 of the Contract, Party A shall have the right to use the deposit and/or Party B’s decorations, etc., to offset the rent, notice fee, liquidated damages, or other losses; Party A also has the right to exercise a lien on the equipment and other assets in the plant leased by Party B.

9.2.3 Both parties agree that in any of the following circumstances, the Contract shall be terminated, and Party A shall refund Party B’s deposit and the rent and property management fees for the period paid but not used, while both parties shall not be liable for each other’s breach of contract:

(1) The land use right within the scope occupied by the plant is withdrawn in advance according to law;

(2) The plant is requisitioned in accordance with the law due to social public interests or urban construction needs;

(3) The plant is lost or seriously damaged not due to fault of either party in the Contract, so that it cannot be used and cannot be repaired within 90 days.

In cases (1) and (2) above, Party B shall have the right to obtain compensation due for additional decoration, renovation, facilities, etc., as well as compensation for suspension of production and business, relocation and resettlement expenses, etc. The specific amount is subject to the amount due to Party B determined in the government demolition assessment report and the demolition agreement and other documents, or the amount determined through negotiation between the parties and the government, separately, shall prevail.

9.2.4 In any of the following situations, either party has the right to notify the other party in writing to cancel the Contract immediately and unilaterally, except as otherwise stipulated in the Contract:

(1) One party has seriously violated any provision of the Contract, and has not corrected the breach within 30 days after receiving the notice from the other party;

(2) One party enters into bankruptcy, liquidation, dissolution and other similar procedures.

9.2.5 If Party B has one of the following acts, Party A has the right to unilaterally terminate the Contract, and require Party B to bear the responsibility for breach of contract

(1) Party B fails to pay rent and property management fees 30 days overdue;

(2) Party B fails to pay water and electricity bills 30 days overdue;

(3) Party B fails to make up the deposit 30 days overdue;

(4) Party B, without written consent from Party A, sublet or sublease part or all of the subject matter of the lease to a third party;

(5) Party B, without written consent from Party A, alters and destroys the main structure of the plant without authorization;

(6) Party B fails to use the plant for the purpose as stipulated in Article 1.3 of the Contract;

(7) Party B engages in illegal and criminal activities;

(8) Party B is liquidated or bankrupt;

(9) Party B has a large-scale employee strike event, and it causes actual losses to Party A.

9.2.6 If Party A commits one of the following acts, Party B has the right to unilaterally cancel the Contract, and require Party A to bear the responsibility for breach of contract:

(1) Party A made a false statement or concealed the true situation when signing the Contract, and failed to truthfully disclose to Party B the possible ownership defects of the subject plant, etc., which may affect Party B’s signing of the Contract.

(2) During the lease period, the plant area is sealed up as a whole due to Party A’s reasons, and Party A cannot properly resolve such unfavorable situations within a reasonable period of time after Party B’s urging.

(3) Party A overdue delivery of the target plant and space for more than 15 days, and Party A still fails to deliver within 15 days after Party B’s urging.

(4) Party A fails to perform the maintenance and conservation responsibilities as stipulated in the Contract in a timely manner, causing damage or loss of the plant, resulting in the failure of Party B to achieve the purpose of using the leased plant.

10. Liability for breach of contract

10.1 During the lease period, Party A fails to perform the maintenance and conservation responsibilities as stipulated in the Contract in a timely manner, causing damage or loss of the plant, resulting in property loss or personal injury to Party B or/and a third party, Party A shall be liable for compensation.

10.2 In the event that Party A unilaterally exercises the right to cancel the Contract due to Party B’s fault that violates the provisions of the Contract, all rents and rental deposits paid by the lessee before Party A cancels the Contract shall not be refunded, in the meanwhile, Party B is required to pay the liquidated damages with amount equivalent to 12-month rent (plant rent + plant property management fee), and Party A shall not be liable for compensation of any decoration value of Party B. At the same time, Party A reserves the right to recourse to Party B for losses suffered by Party A due to Party B’s breach of contract before cancellation of the Contract in accordance with other articles of the Contract and/or legal provisions.

10.3 In the event of Party B unilaterally exercising the right to cancel the Contract due to Party A’s fault that violates the provisions of the Contract, all rents and rental deposits paid by the lessee before Party B cancels the Contract but not actually used shall be refunded, in the meanwhile, Party A is required to pay the liquidated damages equivalent to 12-month rent (plant rent + plant property management fee). At the same time, Party B reserves the right to recourse to Party A for losses suffered by Party B due to Party A’s breach of contract before cancellation of the Contract in accordance with other articles of the Contract and/or legal provisions.

10.4 If Party B fails to obtain written consent from Party A, or exceeds the scope and requests of the written consent from Party A, to renovate the house or add auxiliary facilities, Party A may request Party B to restore the house to its original state and compensate for the loss.

10.5 Unless otherwise agreed in the Contract, if one party fails to perform any or part of its obligations under the Contract, it shall bear the actual losses caused to other parties. If the breach of contract is caused by the fault of both parties, both parties shall be liable according to the extent of their respective faults.

11. Other Terms

11.1 Party B shall maintain, conserve, update, replace and clean the equipment and facilities installed by Party B in the plant at its own expense during the lease period. All expenses arising therefrom shall be borne by Party B.

11.2 Party B shall handle the planning, environmental protection, sanitation, water, electricity, gas, communication, fire protection and other nationally stipulated application and approval procedures related to operation, design, and decoration. Party B shall bear relevant expenses arising from application and approval. If Party B needs to change the fire protection facilities of Party A, it must be approved in writing by Party A, and the expenses incurred shall be borne by Party B.

11.3 Party B’s business behavior shall not damage the adjacent relationship. If its business behavior violates laws, decrees or the relevant regulations of the competent government department, or constitutes a hindrance to Party A and third parties, Party A has the right to order Party B to rectify, repair or stop business; the resulting losses, including the penalties imposed by the government for Party B’s behavior, shall be borne by Party B. If Party B fails to rectify or repair within a reasonable period specified by Party A, Party A has the right to rectify or repair on its behalf, but the cost for rectification or maintenance shall be borne by Party B.

11.4 During performance of the Contract, Party B shall bear the debts and other civil liabilities arising from third parties in business activities of Party B. If Party A suffers economic losses as a result, Party B shall be liable for compensation.

11.5 Any notice or communication between the parties to the Contract shall be in writing to the contact address or facsimile as agreed in attachment 4 of the Contract. If one party’s contact information changes, it shall notify the other party in writing as soon as possible, and inform the new contact information in the notice.

11.6 For any notice or communication, if delivered by direct delivery, it shall be deemed received upon delivery, or by facsimile, shall be deemed received upon sent, subject to subsequent written confirmation from the recipient; if mailed by domestic or international courier, then it shall be deemed to have been delivered on the third day after it is sent out; and if it is sent out by registered mail, it shall be deemed to have been received five days after it is mailed.

11.7 After Party B takes over the house, any notice given to Party B, if it states that Party B is the recipient and is left at the House, will be deemed to have been delivered to Party B with great certainty, and it will be deemed that Party B will receive the notice on the next working day.

12. Other special agreement

During the lease term, if the simple house on the east side and the greenhouse on the north side of the subject plant are demolished due to dismantlement of illegal building by the government, Party B shall cooperate unconditionally, and shall not be entitled to any compensation.

13. Governing Law and Dispute Resolution

The Contract is governed by the laws of the People’s Republic of China and should be construed accordingly. In the event of any dispute arising out of or in connection with the Contract, both parties shall resolve it through negotiation. If the negotiation fails, a lawsuit may be submitted to the People’s Court where the leased property is located. The losing party in this case shall bear all expenses arising from the litigation, including but not limited to reasonable attorney fees, litigation fees, preservation fees, transportation fees, and accommodation fees.

14. Validity and commitment of the Contract

14.1 Any revisions and amendments to the Contract and its attachments will only take effect after a written agreement signed by both parties, and signed by the legal representatives or authorized representatives and sealed with the official seal or the special contract seal.

14.2 Any attachments to the Contract are an integral part of the Contract, and have the same legal effect as the Contract. In the event of any inconsistency or conflict between the Contract and the attachments or attached sheets to the Contract, the attachments or attached sheets shall prevail.

14.3 If some articles of the Contract are invalid, it shall not affect the validity of the remaining articles. The parties shall mutually negotiate and confirm a new clause that is permitted by Chinese law and that is closest to the original purpose of the corresponding articles. Matters not covered in the Contract shall be decided through consultation between the two parties in accordance with relevant provisions in the laws of the People’s Republic of China.

14.4 Party B has the right to establish new subsidiaries or affiliates, and use the subject plant as registered address of the Subsidiaries or Affiliates. In this case, the Subsidiaries or Affiliates will automatically join the Contract as related parties of Party B, and jointly undertake the rights and obligations originally attributable to Party B under the Contract. Party A shall cooperate with Party B to complete the registration for subsidiaries, or that Party B subsequently changes the registered address to the address of the subject plant by itself, including but not limited to signing a simplified version of the lease contract with Party B and its subsidiaries, separately, for the purpose of industrial and commercial registration.

15. Sale and mortgage

15.1 Party A hereby informs Party B that the subject house is not mortgaged. If mortgage occurs during the lease period, Party A shall immediately notify Party B in writing; Party A undertakes that during the lease period, if under any circumstances due to realization of the mortgage right, Party B cannot continue to lease the subject plant under the same conditions as agreed in the Contract, Party B shall have the right to claim liability for breach of contract against Party A in accordance with the same conditions as in Article 9.2.1 of the Contract.

15.2 Both parties hereby expressly agree that: during the lease period, Party A has the right to sell the subject plant, mortgage the subject plant completely and independently, and has the right to sell the subject plant to a third party, or agree with the mortgagee to dispose the subject plant at discount or sale or other means completely and independently. Party B hereby expressly undertakes that: Party B irrevocably and unconditionally waives any right of first refusal obtained in respect of Party A’s sale, mortgage and other disposal of the subject plant in accordance with the aforementioned provisions. However, Party A shall notify Party B in writing at least one month in advance before proceeding with the sale and mortgage.

16. Others

16.1 The Contract is made in sextuplicate. Each side has three copies.

16.2 The Contract takes effect after being signed and sealed by the legal representatives or authorized representatives of both parties.

Party A (seal): MEI KO LONG (Shanghai) Shop Equipment Industry Co., Ltd.

[seal:] [bilingual:] MEI KO LONG (SHANGHAI) SHOP EQUIPMENT INDUSTRY CO., LTD.

 Contract Seal

Representative: [signature]        Date: [hw:] September 13, 2021

Party B (seal): SES (Shanghai) New Energy Technology Co., Ltd.

[seal:] SES (Shanghai) New Energy Technology Co., Ltd.

Representative: [signature]        Date: [hw:] September 17, 2021

[hw:] Attachment I

Shanghai Real Estate Registration Information

(Status of Entitlement: Current Situation)

Property information	Right holder:	MEI KO LONG (Shanghai) Shop Equipment Industry Co., Ltd.
	Co-owners and co-ownership:
	The property is located at:	No. 1688 Yecheng Road, Jiading District, Shanghai
Acceptance date:		December 12, 2008	Approval date:	December 18, 2008			Cancellation date:
Title certificate or identification No.:		JIA2008027417
Note:		Among them, the period of use for the land area of 20,030 square meters is from November 5, 2002 to November 4, 2052, the period of use for the land area of 17,811 square meters is from September 26, 2001 to September 25, 2051, and the period of use for the land area of 23,357 square meters is from June 20, 2000 to June 19, 2050.
Building No.	Site	Floor area	Among them, the underground floor area	Story	Building type	Building structure	Source of property right	Completion date
Building 1, No. 1688	Whole building	12155.99	0.00	1	Plant	Steel and concrete	New building	2005
Building 2, No. 1688	Whole building	5733.14	0.00	1	Plant	Steel and concrete	New building	2005
Building 3, No. 1688	Whole building	15188.45	0.00	1	Plant	Steel and concrete	New building	2006
Building 5, No. 1688	Whole building	525.31	0.00	2	Plant	Steel and concrete	New building	2008
Mark:		On July 6, 2009, the mortgage of the house, the whole building of building No. 1 of No. 1688, was registered (200925606916) as cancellation On July 6, 2009, the mortgage of the house, the whole building of building No. 2 of No. 1688, was registered (200925606916) as cancellation

Land profile	Land No.:	Mound 3/3, 119 Neighborhood, Jiading Industrial Zone, Jiading District	Period of use:
	Source of usage right:	Grant	Planned use:	Industrial
	Common area:	61198	Total area:	61198

Other information	Type of right:	Certificate mortgage	Amount of creditor’s rights:		0
	The property is located at:	No. 1688 Yecheng Road, Jiading District	Title certificate or identification No.:		JIA200813021927
	other rights holder:	Bank of Communications Co., Ltd. Shanghai Jiading Sub-branch
	Set date:		End date:
	Acceptance date:	December 12, 2008	Approval date:		December 18, 2008		Cancellation date:	July 6, 2009
	Cancellation No.:	200925606916	Reason for cancellation:
	Note:	The land area is 61,198 square meters, the maximum amount of creditor’s rights is RMB 38.5 million yuan, and the period of creditor’s rights is from June 16, 2006 to June 15, 2009.
Building No.	Site	Floor area	Among them, the underground floor area	Story	Building type	Building structure	Source of property right	Completion date
Building 2, No. 1688	Whole building	0.00	0.00	1	Plant	Steel and concrete	Transaction	2005
Building 1, No. 1688	Whole building	0.00	0.00	1	Plant	Steel and concrete	Transaction	2005
Mark:

On July 6, 2009, the mortgage of the house, the whole building of building No. 1 of No. 1688, was registered (200925606916) as cancellation

On July 6, 2009, the mortgage of the house, the whole building of building No. 2 of No. 1688, was registered (200925606916) as cancellation

Print date: September 3, 2021 9:47 AM

[bilingual:] Shanghai Certificate of Real Estate Ownership Shanghai Real Estate JIA (2008) No. 027417

[bilingual:] In accordance with the Law of Land Administration of the People’s Republic of China, the Law of Urban Real Estate Administration of the People’s Republic of China and Shanghai Regulations for Real Estate Registration and other relevant laws and regulations, to protect the legitimate rights and interests of the owner of land-use rights and the house owner, registration is hereby granted and this certificate is given to such owner for the land, house and other appurtenances listed in this his/her registration application after due examination and verification.

This certificate is the proof of the ownership rights to the real estate on State-owned land out.

[seal:] Shanghai Housing and Land Resources Administration Bureau Shanghai Housing and Land Resources Administration Bureau

[barcode:] Registration date: December 18, 2008 [barcode:]	[illegible] CHINA Chinese tax stamp	Five Yuan [picture] [seal]

Right holder	MEI KO LONG (Shanghai) Shop Equipment Industry Co., Ltd.	Building profile	Building No.	See registration information for details
The property is located at	No. 1688 Yecheng Road, Jiading District, Shanghai	Room number or site	See registration information for details
Land profile	Source of usage right	Grant	Floor area	33602.89
Use	Industrial	Type	See registration information for details
Land No.	Mound 3/3, 119 Neighborhood, Jiading Industrial Zone, Jiading District	Use	See registration information for details
Parcel (Mound) area	61198	Story	See registration information for details
Period of use	Completion date	See registration information for details
Total area	61198.0
Among them	Exclusive use area	61198.0	Entity filling the certificate: Jiading District Real Estate Registry [seal:] Shanghai City Jiading District Real Estate Registry
Apportioned area

Area unit: square meter

Parcel Map District (county): Jiading District Street: Jiading Industrial Zone Neighborhood No.: 119 Neighborhood Parcel number: 3/3 MEI KO LONG (Shanghai) Shop Equipment Industry Co., Ltd.MEI KO LONG (Shanghai) Shop Equipment Industry Co., Ltd Shanghai Housing and Land Resources Administration BureauDecember 11, 2008

Area Map of the Plant Leased by SES in Phase II Attachment II Fu Hai Road Space Square meter Plant Leased by SES in Phase II Square meter Plant Leased by SES in Phase I Public passage Produced by Autodesk Educational Edition Product Simple shed Public passage Produced by Autodesk Educational Edition Product Produced by Autodesk Educational Edition Product

The current situation of the plant leased by SES in phase II

Attachment II